Exhibit 99.1

CONTENTS

PAGE

REPORT OF INDEPENDENT AUDITORS	1

FINANCIAL STATEMENTS
Consolidated Balance Sheets	2-3
Consolidated Statements of Income	4
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity	5
Consolidated Statements of Cash Flows	6-7
Notes to Consolidated Financial Statements	8-25

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Hudson Clothing Holdings, Inc. and Subsidiary

Report on Financial Statements

We have audited the accompanying consolidated financial statements of Hudson Clothing Holdings, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, convertible preferred stock and stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements  in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hudson Clothing Holdings, Inc. and Subsidiary as of December 31, 2012, and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 13, the 2012 consolidated financial statements have been restated.  Our opinion is not modified with respect to this matter.

/s/ Moss Adams LLP

Irvine, California
December 5, 2013

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

ASSETS

($ in thousands)

	December 31,
	2012
	(restated)	2011
Current assets
Cash and cash equivalents	$400	$439
Accounts receivable, net of allowances of $318 and $180 at December 31, 2012 and 2011, respectively	2,400	1,907
Due from factor, net	5,636	1,801
Inventory	16,078	13,657
Prepaid expenses and other current assets	658	438
Deferred income taxes	846	28

Total current assets	26,018	18,270

Property and equipment, net	632	542

Deferred financing costs, net	56	81

Goodwill	11,170	11,170

Intangible assets, net	26,356	27,746

Other assets	239	222

Total assets	$64,471	$58,031

See accompanying notes.

LIABILITIES, CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY

($ in thousands, except per share information)

	December 31,
	2012
	(restated)	2011
Current liabilities
Accounts payable	$4,557	$3,225
Accrued expenses	1,177	1,812
Current portion of notes payable	841	—

Total current liabilities	6,575	5,037

Deferred rent	108	94

Notes payable, net of current portion	21,623	21,216

Deferred income taxes	4,275	3,173

Other long-term liabilties	361	—

Total liabilities	32,942	29,520

Convertible preferred stock, $.01 par value; 30,000 shares authorized, 15,120 shares issued and outstanding (liquidation value of $15,120 at December 31, 2012 and 2011 and accrued dividends of $8,556 and $6,288 at December 31, 2012 and 2011, respectively)	23,676	21,408

Stockholders’ equity Common stock, $.01 par value; 100,000 shares authorized; 16,800 shares issued and outstanding	1	1

Additional paid in capital	13,911	13,867

Accumulated deficit	(6,059)	(6,765)

Total stockholders’ equity	7,853	7,103

Total liabilities, convertible preferred stock, and stockholders’ equity	$64,471	$58,031

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

($ in thousands)

	YEAR ENDED DECEMBER 31,
	2012
	(restated)	2011	2010

Net sales	$74,495	$66,085	$46,682

Cost of sales	39,190	34,085	24,376

Gross profit	35,305	32,000	22,306

Selling, general, and administrative expenses	24,685	22,428	18,065
Depreciation and amortization	1,739	1,749	1,540

Income from operations	8,881	7,823	2,701

Other expense
Interest expense	3,081	3,016	2,459
Other expense, net	676	795	463

Total other expense	3,757	3,811	2,922

Income (loss) before income tax	5,124	4,012	(221)

Income tax provision (benefit)	2,150	1,578	(717)

Net income	$2,974	$2,434	$496

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

($ in thousands, except per share information)

	Convertible Preferred Stock		Common Stock		Additional	Accumulated	Total
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Stockholders’ Equity

BALANCE, December 31, 2009	25,200	$28,120	16,800	$1	$13,838	$(6,327)	$7,512

Accretion of dividends on preferred stock	—	2,599	—	—	—	(2,599)	(2,599)

Redemption at series A preferred stock	(10,080)	(10,080)	—	—	—	—	(10,080)

Forfeiture of accrued dividends on redeemed stock	—	(1,499)	—	—	—	1,499	—

Net income	—	—	—	—	—	496	496

BALANCE, December 31, 2010	15,120	$19,140	16,800	$1	$13,838	$(6,931)	$6,908

Accretion of dividends on preferred stock	—	2,268	—	—	—	(2,268)	(2,268)

Stock compensation expense	—	—	—	—	29	—	29

Net income	—	—	—	—	—	2,434	2,434

BALANCE, December 31, 2011	15,120	21,408	16,800	1	13,867	(6,765)	7,103

Accretion of dividends on preferred stock	—	2,268	—	—	—	(2,268)	(2,268)

Stock compensation expense	—	—	—	—	44	—	44

Net income (restated)	—	—	—	—	—	2,974	2,974

BALANCE, December 31, 2012	15,120	$23,676	16,800	$1	$13,911	$(6,059)	$7,853

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

	YEAR ENDED DECEMBER 31,
	2012
	(restated)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,974	$2,434	$496
Noncash items included in net income:
Bad debt expense	85	83	39
Change in allowances for customer credits	273	524	(108)
Depreciation and amortization	1,739	1,749	1,540
Amortization of deferred financing costs	25	24	19
Loss on sale of property and equipment	—	3	4
Deferred interest expense	1,248	1,125	811
Deferred rent	14	6	37
Deferred income taxes	284	1,213	(715)
Stock compensation expense	44	29	—
Changes in:
Accounts receivable	(578)	(972)	(800)
Accounts receivable due from factor	(2,032)	(4,646)	(2,602)
Inventories	(2,421)	(5,355)	(1,860)
Prepaid expenses and other current assets	(220)	160	(526)
Other assets	(17)	9	7
Accounts payable	1,332	1,141	383
Accrued expenses	(635)	1,238	(245)
Other long-term liabilties	361	—	—

Net cash provided by (used in) operating activities	2,476	(1,235)	(3,520)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(439)	(349)	(509)
Proceeds from sale of property, plant, and equipment	—	3	7

Net cash used in investing activities	(439)	(346)	(502)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred financing costs	—	—	(124)
(Repayments) borrowings on factor advances, net	(2,076)	2,010	1,602

Net cash (used in) provided by financing activities	(2,076)	2,010	1,478

NET CHANGE IN CASH AND CASH EQUIVALENTS	(39)	429	(2,544)

CASH AND CASH EQUIVALENTS, beginning of year	439	10	2,554

CASH AND CASH EQUIVALENTS, end of year	$400	$439	$10

See accompanying notes.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

($ in thousands)

	YEAR ENDED DECEMBER 31,
	2012	2011	2010
Cash paid during the period for:

Income taxes	$1,440	$321	$21

Interest	$2,170	$1,569	$1,563

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS

During the years ended December 31, 2012, 2011, and 2010, the Company accrued preferred stock dividends of $2,268, $2,268, and $2,599, respectively.

During the year ended December 31, 2010, 10,080 shares of Series A Preferred Stock were redeemed in exchange for Senior Promissory Notes amounting to $10,080 (see Note 8).

During the year ended December 31, 2010, $1,499 of accrued dividends on preferred stock were forfeited.

See accompanying notes.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of Business

Hudson Clothing Holdings, Inc. (“Hudson”) was organized under the laws of the State of Delaware on March 11, 2009. Hudson’s primary operating subsidiary is Hudson Clothing, LLC.

Hudson Clothing, LLC was organized under the laws of the State of California on June 30, 2005.

Hudson Clothing, LLC is principally engaged in the design, development and world-wide marketing and distribution of apparel under the “Hudson” brand name and is a wholly owned subsidiary of Hudson.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Basis of presentation and consolidation

Hudson’s consolidated financial statements are presented using the accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of Hudson Clothing Holdings, Inc. and its wholly owned subsidiary Hudson Clothing, LLC. All material intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Hudson’s financial instruments consist of cash and cash equivalents, factor receivables, accounts receivable, accounts payable, accrued expenses and notes payable. The carrying values of the current financial instruments are considered to be representative of their fair market value, due to the short maturity of these instruments. The carrying amount of notes payable approximates fair value as they bear interest at fixed interest rates which approximate current market rates for notes with similar maturities and credit quality.

Revenue recognition

Revenues are recognized when title transfers to the customer, which is typically at the shipping point. Hudson records estimated reductions to revenue for customer programs, including discounts and allowances. Hudson also allows for returns in certain circumstances. Such returns are estimated based upon historical experience and an allowance is provided at time of sale.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Cash and cash equivalents

Hudson considers all highly liquid investments that are both readily convertible into cash and mature within ninety days from their date of purchase to be cash equivalents. Hudson includes credit card receivables in cash and cash equivalents.

Accounts receivable

Hudson carries its accounts receivable at invoiced amounts less allowances for doubtful accounts and other deductions. Hudson evaluates its ability to collect accounts receivable based on a combination of factors. In performing this evaluation, significant judgment is used, including an analysis of specific risks on a customer-by-customer basis. Based on this information, Hudson provides a reserve for the estimated amounts to be uncollectible and other deductions based on historical experience. Accounts receivable are written off in the year deemed uncollectible after all efforts to collect the accounts receivable have been unsuccessful.

Concentrations of risks

Financial instruments that potentially subject Hudson to significant concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable, and amounts due from factor. Hudson does not require collateral for the majority of its trade accounts receivable. However, Hudson sells the majority of its accounts receivable to a factor on a non-recourse basis, who assumes the credit risk with respect to the collection of the accounts receivable.

Sales to two customers represented approximately 47%, 51%, and 49% of total sales for the years ended December 31, 2012, 2011, and 2010 respectively. Amounts due from these customers are included in accounts receivable from the factor without recourse (see Note 3).

Purchases from three suppliers represented approximately 42% of total purchases for the year ended December 31, 2012. At December 31, 2012, approximately $1,772,000 was owed to these suppliers. Purchases from four suppliers represented approximately 45% of total purchases for the year ended December 31, 2011.  At December 31, 2011, approximately $1,232,000 was owed to these suppliers.  Purchases from four suppliers represented approximately 39% of total purchases for the year ended December 31, 2010.  At December 31, 2010, approximately $324,000 was owed to these suppliers.

At December 31, 2012 and various times throughout the year, Hudson had bank deposits in excess of federally insured amounts with a major financial institution.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Inventory

Inventory is valued at the lower of cost or market with cost determined by the first-in, first-out method. Inventory consists of raw materials, work-in-process and finished goods. Inventory reserves are recorded to reduce inventory to a new cost basis for slow moving inventory based on analysis of balances on hand by style, recent sales trends, projected future sales, and historical mark down trends. Costs capitalized in inventory include the purchase price of raw materials, contract labor and finished goods, as well as all duties and transportation costs on incoming goods.

Property and equipment

Property and equipment are stated at the lower of cost or fair value in the case of impaired assets. Depreciation is computed using the straight-line method over estimated useful lives of the assets ranging from 3 to 5 years. Leasehold improvements are amortized over the lives of the respective leases or the estimated service lives of the assets, whichever is shorter. Maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the asset cost and related depreciation or amortization is removed from the accounts, and any related gain or loss is included in the determination of net income.

Deferred financing costs

Deferred financing costs are amortized using the straight-line method over the term of the related agreements (5 years) and recorded as a component of interest expense in the accompanying consolidated statement of income. Amortization of deferred financing costs included in interest expense was approximately $24,000 for the years ended December 31, 2012 and 2011 and approximately $19,000 for the year ending December 31, 2010.

Goodwill and indefinite-lived intangibles

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill arose from the 2009 acquisition of Hudson Clothing, LLC. Goodwill and intangible assets with indefinite lives are not amortized. Hudson evaluates intangible assets that are not being amortized annually, at a minimum, for impairment or more frequently if impairment indicators arise.

Hudson evaluates goodwill and intangible assets with indefinite lives for impairment by applying fair value tests in the fourth quarter of each year and when events occur or circumstances change which suggests that the goodwill or intangible assets should be evaluated. Intangible assets with finite lives are tested for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Hudson determined that there was no impairment of its goodwill or indefinite lived intangible assets for the years ended December 31, 2012 and 2011.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Finite-lived intangible and long-lived assets

Intangible assets with finite lives are amortized over their estimated useful lives. Hudson evaluates the recoverability of its finite-lived intangible and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the carrying value of the asset to its estimated fair value. Fair value is determined based on appropriate valuation techniques.  Hudson has not recognized any impairment losses for the years ended December 31, 2012, 2011, and 2010.

Deferred rent

Leasing transactions are accounted for in accordance with Accounting Standards Codification (“ASC”) 840, Leases, whereby non-cancelable operating leases with scheduled rent increases and deferred payment periods are recognized on a straight-line basis over the lease term.

Advertising costs

Advertising costs, including the costs to produce advertising, are charged to expense when the advertisement is first exhibited. These advertising costs were included in selling, general, and administrative expenses and totaled approximately $3,852,000, $3,976,000, and $4,008,000 for the years ended December 31, 2012, 2011, and 2010 respectively.

Income taxes

Hudson accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Hudson evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary.

Hudson recognizes the tax benefit from uncertain tax position only if it more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Hudson recognizes interest and penalties related to unrecognized tax benefits in income tax expense.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies (continued)

Classification of certain costs and expenses

Freight costs for outbound shipments charged to customers are recorded in net sales. Hudson classifies merchandise, inbound and out-bound shipping costs in cost of sales. Selling, general and administrative expenses (“S,G&A”) include design, pre-production and production, marketing and advertising, sales and customer service, distribution and general and administrative expenses.

Subsequent events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued.  Hudson recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements.  Hudson’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued.  Hudson has evaluated subsequent events through December 5, 2013, which is the date the financial statements are issued.

Note 3 - Accounts Receivable, Inventory Advances and Due from Factor

Hudson’s primary method to obtain cash necessary for operating needs has been through the sale of accounts receivable pursuant to factoring agreements and advances under inventory security agreements with its factor.

Due from factor under these agreements consist of the following (in thousands):

	DECEMBER 31,
	2012	2011
Outstanding accounts receivable
Without recourse	$13,078	$11,045
With recourse	20	21
Advances on factored accounts receivable	(6,527)	(8,603)
Advances on inventory	—	—
Allowances for customer credits	(935)	(662)

	$5,636	$1,801

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Accounts Receivable, Inventory Advances and Due from Factor (continued)

These agreements give Hudson the ability to obtain cash by selling and assigning to the factor certain of its accounts receivable and to obtain advances against the value of certain inventory. The factor charges a commission on the accounts receivable factored, and interest at prime plus a negotiated rate on advances (4.25% at December 31, 2012, 2011, and 2010). Collateral for advances includes all accounts receivable, inventories located in and in-transit to the United States and certain United States trademarks. The factor’s secured interest related to the trademarks is limited to $3.5 million of liquidation amounts. As further assurances to the factor, cross guarantees were executed among Hudson and its subsidiary to guarantee the obligations. The agreement may be terminated by Hudson on April 30, 2014 or on the one year anniversary date following a change in control with 60 days written notice

As of December 31, 2012 and 2011, Hudson’s cash availability with the factor was approximately $7,132,000 and $3,953,000, respectively.

Note 4 - Inventories

Inventory is valued at the lower of cost or market determined by the first-in, first-out method. Inventories consisted of the following (in thousands):

	DECEMBER 31,
	2012	2011

Finished goods	$8,314	$6,578
Raw materials on hand	4,960	3,901
Work-in-process	2,575	3,068
Raw materials in transit	229	110

	$16,078	$13,657

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Property and Equipment

Property and equipment consist of the following (in thousands):

	DECEMBER 31,
	2012	2011

Computer equipment and software	$1,003	$810
Machinery and equipment	253	115
Leasehold improvements	187	131
Furniture and fixtures	87	45

	1,530	1,101

Accumulated depreciation and amortization	(898)	(559)

	$632	$542

Depreciation and amortization expense for property and equipment was approximately $349,000, $359,000, and $150,000 for the years ended December 31, 2012, 2011, and 2010, respectively.

Note 6 - Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization. Amortization of intangible assets with definite lives is provided for over their estimated useful lives. The life of the tradenames is indefinite. Intangible assets consisted of the following (in thousands):

DECEMBER 31, 2012	Amortization Period	Gross Amount	Accumulated Amortization	Net Amount

Tradenames	Indefinite	$17,700	$—	$17,700
Customer relationships	10 Years	13,900	(5,244)	8,656
Customer backlog	2.5 Months	1,500	(1,500)	—

Total		$33,100	$(6,744)	$26,356

DECEMBER 31, 2011	Amortization Period	Gross Amount	Accumulated Amortization	Net Amount

Tradenames	Indefinite	$17,700	$—	$17,700
Customer relationships	10 Years	13,900	(3,854)	10,046
Customer backlog	2.5 Months	1,500	(1,500)	—

Total		$33,100	$(5,354)	$27,746

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Intangible Assets (continued)

Amortization expense related to the intangible assets amounted to approximately $1,390,000 for the years ended December 31, 2012, 2011, and 2010.

Estimated amortization expense for the next five years is as follows (in thousands) at December 31, 2012:

IN

2013	$1,390
2014	1,390
2015	1,390
2016	1,390
2017	1,390
Thereafter	1,706

Total	$8,656

Note 7 - Income Taxes (restated)

The federal and state income tax provision (benefit) for the years ended December 31, 2012, 2011, and 2010 is summarized as follows (in thousands):

	2012	2011	2010
Current:
Federal	$1,527	$68	$(2)
State	339	297	10

Total current	1,866	365	8

Deferred:
Federal	153	1,144	(745)
State	131	69	20

Total deferred	284	1,213	(725)

Total provision (benefit)	$2,150	$1,578	$(717)

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Income Taxes (restated - continued)

The tax effects of significant items comprising Hudson’s deferred taxes were as follows (in thousands):

	DECEMBER 31,
	2012	2011
Deferred tax assets:
Net operating loss	$—	$812
Charitable contributions	—	175
Unicap	384	219
Allowance for bad debts	127	73
Other	529	274

Total deferred tax assets	1,040	1,553

Deferred Tax Liabilities:
Intangibles	(3,608)	(3,868)
Goodwill	(673)	(502)
Fixed asset basis	(68)	(169)
Other	(120)	(159)

Total deferred tax liabilities	(4,469)	(4,698)

Valuation allowance	—	—

Net deferred taxes	$(3,429)	$(3,145)

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on Hudson’s ability to generate sufficient taxable income within the carryforward period.  Based on past trends and future expectations, management believes it is more likely than not that the results from future income will generate sufficient taxable income to realize the deferred tax assets. There was no change to the valuation allowance during 2012.

As of December 31, 2012, Hudson does not have net operating loss carry forwards for federal or state tax purposes. As of December 31, 2011, Hudson has net operating loss carry forwards of approximately $1,622,000 and $4,256,000 for federal and state tax purposes, respectively.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Income Taxes (restated - continued)

The effective tax rate of Hudson’s provision (benefit) for income taxes differs from the federal statutory rate as follows:

	2012	2011	2010

Statutory rate	35.00%	35.00%	(35.00)%
State tax	5.42	6.17	0.53
Valuation allowance	0.00	0.00	(321.93)
Other	1.54	(1.84)	31.97

Total	41.96%	39.33%	(324.43)%

As of December 31, 2012 and 2011, Hudson’s liability for uncertain tax position was approximately $300,000 and $0, respectively. Hudson had no liability for uncertain tax positions as of December 31, 2010. Hudson recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2012 and 2011, Hudson had accrued interest and penalties of approximately $61,000 and $0, respectively. There were no interest or penalties accrued for the year ended December 31, 2010.

Hudson files U.S. federal and various state income tax returns. The tax years 2010-2012 remain open to examination for federal tax purposes and 2009-2012 for the major state tax jurisdictions. Hudson is currently under examination by the Internal Revenue Service (“IRS”) for the 2011 tax year. Hudson does not anticipate any significant adjustments as a result of the IRS examination.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Notes Payable

Senior notes payable

On March 22, 2010, Hudson entered into a Share Redemption Agreement with certain stockholders. Under the terms of the Share Redemption Agreement, Hudson redeemed 10,080 shares of Series A Preferred Stock in exchange for $10,080,000 in Senior Subordinated Promissory Notes (“Senior Notes”), and a Contingent Value Right (“CVR”) in the event of a liquidation event, as defined in the Senior Notes. The Senior Notes are secured by substantially all of the assets of Hudson and are subordinated to amounts due to the factor under the factor and inventory security agreements. The Senior Notes bear interest at 12% per annum, 2% of which is payable in cash on a calendar quarterly basis and 10% of which can be deferred, at Hudson’s option, and added to the principle amount of the note. The Senior Notes mature at the earliest of March 21, 2015 or upon the consummation of a qualified initial public offering or liquidation event and are subject to certain mandatory repayment requirements and financial covenants, as defined in the Senior Notes.  The Senior Notes may be prepaid on a pro-rata basis in whole or in part at any time prior to maturity.  As of December 31, 2012 and 2011, approximately $3,187,000 and $1,936,000, respectively, of interest on the Senior Notes had been deferred.  The notes are subject to certain mandatory excess cash flow payments totaling $841,000 at December 31, 2012 and $0 at December 31, 2011, and such payments are due within 5 business days following the delivery date, as defined in the Senior Notes, but no later than 120 days after year-end.

Notes payable

On March 24, 2009, Hudson executed 15% Promissory Notes (“Notes”) with its stockholders and related parties with an aggregate principle amount of $9,200,000. The Notes are subordinate to amounts due to the factor under the factor and inventory security agreements and the Senior Notes. Repayment of the Notes is subject to the payment of all accrued interest and principal of the Senior Notes. The Notes bear interest at 15% per annum, payable in cash on a quarterly basis. On March 22, 2010, in connection with the issuance of the Senior Notes, Hudson amended certain Notes with an aggregate amount of $7,280,000to reduce the interest rate from 15% to 12.5% per annum.  The Notes and any unpaid accrued interest are convertible to Series A Preferred Stock at a conversion rate of $1,000 per share at the option of the holders.

Notes payable consist of the following (in thousands):

	DECEMBER 31,
	2012	2011

Senior notes payable	$13,264	$12,016
Notes payable, bearing interest at 12.5% per annum	7,280	7,280
Notes payable, bearing interest at 15% per annum	1,920	1,920

Total notes payable	$22,464	$21,216

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stockholders’ Equity

Series A Preferred stock

In March 2009, Hudson issued 25,200 shares of its Series A convertible preferred stock (“Preferred Stock”) at a price of $1,000 per share. On March 22, 2010, 10,080 shares were redeemed for Senior Notes (see Note 8). Preferred stock ranks prior to all other classes of equity securities of Hudson with regards to dividends rights and rights on liquidation, dissolution and winding up and is convertible to common stock at the discretion of the Preferred stockholders, at rates defined in the stockholder agreements. Preferred stock has certain mandatory conversion features under specific conditions, upon the consummation of a qualified initial public offering or liquidation. Preferred Stock carries voting rights equal to the number of shares able to be converted to at the time. Preferred stock is entitled to accruing dividends at the rate of $150 per annum per share and is cumulative. Payment of the dividends is subject to the payment of the Senior Notes and Notes (see Note 8). At December 31, 2012 and 2011, Hudson had accrued unpaid dividends of $8,556,000 ($565.87 per share) and $6,288,000 ($415.87 per share), respectively, related to the Preferred stock.

Hudson was acquired by Joe’s Jeans, Inc., an SEC registrant, on September 30, 2013 (Note 12). Hudson adopted ASC 480-10-S99. Distinguishing Debt from Equity, which is applicable to SEC registrants. Hudson’s preferred stock includes contingent redemption features that are outside of the control of management in the event of a Deemed Liquidation Event, as defined in the Certificate of Incorporation. These liquidation features cause the Preferred Stock to be classified as mezzanine equity rather than as a component of stockholders’ equity.

Stock incentive plan

In March 2009, Hudson adopted the 2009 Omnibus Incentive Plan (“2009 Plan”). The 2009 Plan provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other equity based awards, which represent an interest in Hudson. Awards may be made for up to an aggregate of 4,666.67 shares, subject to certain adjustments as detailed in the 2009 Plan. Vesting of certain options is accelerated in the event of certain changes in control, as defined by the 2009 Plan.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2012	2011	2010

Vesting period	5 Years	5 Years	2-5 Years
Risk-free interest rate	0.93%	2.74%	1.54-3.28%
Dividend yield rate	0%	0%	0%
Price volatility	53.16%	57.22%	59.18-59.30%
Expected forfeiture rate	0%	0%	0%
Expected term	6.5 Years	6.5 Years	5.75-6.5 Years

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stockholders’ Equity (continued)

The following table summarizes options granted under the 2009 Plan through December 31, 2012:

		Weighted Average
	Number of Options	Exercise Price	Remaining Contractual Term

Options outstanding at December 31, 2009	1,363	$1,000	9.70

Options granted	1,500	1,000	9.37
Options exercised	—	—	—
Options forfeited	—	—	—

Options outstanding at December 31, 2010	2,863	1,000	9.05

Options granted	366	1,000
Options exercised	—	—
Options forfeited	—	—

Options outstanding at December 31, 2011	3,229	1,000	8.17

Options granted	366	1,407
Options exercised	—	—
Options expired	(357)	1,000
Options forfeited	(476)	1,000

Options outstanding at December 31, 2012	2,762	$1,054	7.56

Options exercisable at December 31, 2011	1,128	$1,000	8.05

Options exercisable at December 31, 2012	1,485	$1,010	7.17

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Stockholders’ Equity (continued)

Share-based compensation expense of $44,000, $28,000, and $0 were incurred for the years ended December 31, 2012, 2011, and 2010, respectively and are included in selling, general, and administrative expenses. As of December 31, 2012, there was $180,000 of total unrecognized share-based compensation expense related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over future years ending (in thousands):

Year ending December 31,

2013	$49
2014	43
2015	36
2016	33
2017	19

$180

Note 10 - Commitments and Contingencies

Distributorship agreements

Hudson has Distributorship Agreements whereby the distributors have exclusive rights to sell Hudson products in various international territories as defined in the Distributorship Agreements. The terms of these Distributorship Agreements expire at various times through December 2015 and generally contain renewal options to extend the terms an additional twelve or twenty-four months.

Marketing commitments

Hudson has marketing and promotion agreements with unrelated third parties that expire on dates through December 31, 2013 and include future minimum payments in 2013 of $590,000.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

Operating lease obligations

Hudson leases office and warehouse space under separate lease agreements. Rental expense under such leases was approximately $680,000, $734,000, and $808,000 for the years ended December 31, 2012, 2011, and 2010, respectively. One such lease is with a related party under common ownership and included rental expense of $127,000 for 2012 and $262,000 for 2011 and 2010, respectively. As of December 31, 2012, the future minimum rental payments under non-cancelable operating leases were as follows (in thousands):

Year Ending December 31,

2013	$606
2014	427
2015	320
2016	266
2017	275
Thereafter	285

$2,179

License commitments

On December 31, 2010, Hudson entered into a Trademark License Agreement for certain perpetual rights to use international trademarks of the Hudson name in certain countries. Under the terms of the agreement, Hudson pays an annual royalty of $100,000 and a 2.5% royalty on the total annual net sales in certain countries in excess of $4,000,000. There was $115,000, $100,000 and $0 of royalty expense incurred for the years ended December 31, 2012, 2011, and 2010, respectively.

Contingent payment to related party

In August 2010, Hudson entered into a Consultancy Agreement with a related party, which automatically extends for successive one-year periods and is terminable by either party upon 30 days written notice. In the event of a Deemed Liquidation Event, as defined by the agreement, the related party is entitled to a percentage of the Enterprise Value (as defined in the agreement) in excess of $150,000,000; however, the amount shall not be greater than $1,500,000.  This agreement was terminated in conjunction with the purchase of Hudson on September 30, 2103 (Note 12).

Litigation

Hudson is involved from time to time in routine legal matters incidental to its business. In the opinion of Hudson management, resolution of such matters is not expected to have a material effect on its financial position or results of operations.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

The apparel industry is subject to laws and regulations of federal, state and local governments. As a manufacturer of consumer products, Hudson has exposure to California Proposition 65 which regulates substances officially listed by California as causing cancer, birth defects or other reproductive harm. The regulatory arm of Proposition 65 that relates to Hudson prohibits businesses from knowingly exposing individuals to listed substances without providing a clear and reasonable warning. All companies in California are subject to potential claims based on the content of their products sold. Hudson is not currently subject to litigation matters related to the proposition. While there is currently not an accrual recorded for this potential contingency, in the opinion of management, the amount of any potential loss with respect to Proposition 65 will not materially affect the financial position or results of operations of Hudson.

Note 11 - Related Party Transactions

Management services

On March 24, 2009, Hudson entered into Management Services Agreements (“Management Agreements”) with certain related parties for an initial term of ten years. Under the Management Agreements, the related parties are to provide management services to Hudson for an aggregate fee of $500,000 per annum, subject to annual adjustment for certain financial measures, and will be reimbursed for expenditures incurred in providing the services, not to exceed an aggregate of $150,000 per annum.

On March 22, 2010, in connection with the Share Redemption Agreement (see Note 8), Hudson terminated a Management Service Agreement and amended another. Under the Amended Management Service Agreement (“Management Agreement”), the related party is to provide management services to Hudson for a fee of up to $500,000 per annum, subject to annual adjustment for certain financial measures, and will be reimbursed for expenditures incurred in providing the services, not to exceed $75,000 per annum.

On January 1, 2011, Hudson amended its Management Agreement to increase the fee for services provided up to $800,000 for calendar year 2011 and $500,000 per annum thereafter. The fee is subject to annual adjustment for certain financial measures, not to exceed an additional $100,000 in fees. The related party will continue to be reimbursed for expenditures incurred in providing the services, not to exceed $75,000 per annum.

Management services expenses for the years ended December 31, 2012, 2011, and 2010 were approximately $517,000, $940,000, and $411,000 respectively, and were included in other expense.  This agreement was terminated in conjunction with the purchase of Hudson on September 30, 2103 (Note 12).

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Subsequent Events (Unaudited)

On September 30, 2013, Joe’s Jeans Inc., a Delaware corporation (“Joe’s”), purchased all of the outstanding equity interests in Hudson for an aggregate purchase price $94,051,000, which was comprised of $65,416,000 of cash, $27,400,000 in convertible notes and $1,235,000 in promissory tax notes.  The aggregate purchase price is subject to certain working capital adjustments.

The Hudson Senior Notes, Notes Payable, and accrued dividends on Preferred Stock were assumed by Joe’s and repaid after September 30, 2013. Hudson accrued approximately $1,950,000 of transaction related expenses as of September 30, 2013.  The transaction expenses are included in selling, general, and administrative expenses for the nine month period ended September 30, 2013.

In connection with the acquisition, Hudson and Joe’s Jeans Subsidiary, Inc., entered into an amended and restated factoring agreement, a $50,000,000 revolving credit facility and a $60,000,000 term loan agreement.

HUDSON CLOTHING HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Restatement of Previously Issued Financial Statements

Subsequent to the initial issuance of Hudson’s financial statements as of and for the year ended December 31, 2012, Hudson discovered an error in its previously issued financial statements. Hudson identified a liability for uncertain tax position of approximately $230,000 and related interest and penalties of approximately $49,000 that was previously not reported in the financial statements as of and for the year ended December 31, 2012.  As a result, Hudson has restated its financial statements as of and for the year ended December 31, 2012.  Hudson has adjusted the carrying value of the related liabilities and adjusted the corresponding expenses.  These entries had no impact on the opening balance of stockholders’ equity.  The impact to the consolidated balance sheet, statement of income, and statement of cash flows line items that were affected are summarized in the following table:

	December 31, 2012 As Previously Reported	December 31, 2012 As Restated

Deferred income taxes	$4,505	$4,275
Other long-term liabilities	—	361
Accumulated deficit	(5,928)	(6,059)
Income tax provision	2,019	2,150
Net income	3,105	2,974
Cash flows from operating activities
Net income	3,105	2,974
Noncash items included in net income:
Deferred income taxes	514	284
Changes in assets:
Other long-term liabilities	—	361